EXHIBIT NO. EX-99.j.3

January 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



        Re:      GAM Funds, Inc.
                 Post-Effective Amendment No. 36
                 File No. 811-4062
                 2-92136
Dear Sirs:

          As counsel for GAM Funds, Inc., a Maryland corporation which is a registered, open-end investment company (the "Fund"), we represent on behalf of the Fund that the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 36 to the Fund's Registration Statement on Form N-1A (the "Amendment"), do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933, as amended.


                                        Very truly yours,

                                        /s/ Christopher M. Wells

                                        Christopher M. Wells